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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan, as amended, BackWeb Technologies Ltd. 1998 U.S. Stock Option Plan, as amended, and the BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan, as amended, of our report dated February 4, 2003 with respect to the consolidated financial statements and schedule of BackWeb Technologies Ltd., included in its Annual Report of Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                         /s/ KOST, FORER and GABBAY
                                         --------------------------------
                                         KOST, FORER & GABBAY
                                         A Member of Ernst & Young Global

Tel Aviv, Israel
September 27, 2004